Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-142356) of SunGard Data Systems Inc. of our reports dated March 8, 2006 and March 7, 2008 relating to the financial statements which appear in this
Form 10-K.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 7, 2008